Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Energy, Inc. of our report dated March 31, 2010 relating to our audit of the consolidated financial statements included in and incorporated by reference in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
June 25, 2010